UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14 6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +41 (0)41 561 32 77

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On June 12, 2020, CRISPR Therapeutics AG (the “Company”) and its partner Vertex Pharmaceuticals Incorporated (together with its affiliates, “Vertex”) issued a press release announcing new clinical data at the 25th European Hematology Association (EHA) Congress from two ongoing Phase 1/2 open-label clinical trials of CTX001TM, an investigational CRISPR/Cas9 gene-editing therapy, in transfusion-dependent beta thalassemia, or TDT, and severe sickle cell disease, or SCD. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On June 12, 2020, new clinical data from two ongoing Phase 1/2 open-label clinical trials of CTX001 in TDT (CLIMB THAL-111) and severe SCD (CLIMB SCD-121) were presented during an oral presentation at the EHA virtual congress by Dr. Selim Corbacioglu, Professor of Pediatrics and the Chair of Pediatric Hematology, Oncology, and Stem Cell Transplantation, Regensburg University Hospital, Regensburg, Germany. A copy of the slides used during the oral presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In addition, on June 12, 2020, the Company and Vertex announced that CLIMB THAL-111 has dosed a total of five patients to date, with all patients having successfully engrafted, and CLIMB SCD-121 has dosed a total of two patients to date, with all patients having successfully engrafted. Both trials are now open for broader concurrent dosing after successful dosing and engraftment of the first two patients in each trial. Additionally, CLIMB THAL-111 has been expanded to allow enrollment of β0/β0 patients and is in the process of being expanded to allow enrollment of pediatric patients ages 12 years or older.

In March 2020, clinical trial sites in the United States and Europe temporarily paused their elective hematopoietic stem cell transplant programs due to the COVID-19 pandemic, and as a result, the Company and Vertex temporarily paused conditioning and dosing in the CLIMB THAL-111 and CLIMB SCD-121 clinical trials. Enrollment, mobilization and drug product manufacturing in each trial remains ongoing. The Company and Vertex are now in the process of re-initiating dosing with CTX001 at certain clinical trial sites.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by CRISPR Therapeutics AG and Vertex Pharmaceuticals Incorporated, dated June 12, 2020

99.2	Presentation slides, dated June 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: June 12, 2020	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
Chief Executive Officer